AMENDMENT NO. 4
              TO AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

     AMENDMENT NO. 4 to the Amended and Restated Expense Limitation Agreement, dated as of November 3, 2004, by and between Met Investors Advisory LLC (the "Manager") and Met Investors Series Trust (the "Trust").

     The Manager and the Trust hereby agree to modify and amend the Amended and Restated Expense Limitation Agreement effective as of October 9, 2001 (the "Agreement") between Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) and the Trust, as amended on May 1, 2002, May 1, 2003 and April 30, 2004.

     1. New Portfolios The Manager and the Trust have determined to add the (1) MetLife Defensive Strategy Portfolio, (2) MetLife Moderate Strategy Portfolio,
(3) MetLife Balanced Strategy Portfolio, (4) MetLife Growth Strategy Portfolio and (5) MetLife Aggressive Strategy Portfolio ("New Portfolios") to the Agreement on the terms and conditions contained in the Agreement, and at the level of the expense limitation applicable to the New Portfolios as set forth in the attached schedule.

     2. Schedule A Schedule A to the Agreement, as amended, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 4 to Schedule A attached hereto.

     3. Term and Termination of Agreement The Term and Termination provisions of this Agreement are amended as follows:

     This Agreement shall continue in effect with respect to all of the Portfolios, other than the New Portfolios set forth in Amendment No. 4 to Schedule A, until April 30, 2005, and, with respect to the New Portfolios, until April 30, 2006, and shall thereafter continue in effect with respect to each Portfolio from year to year provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement ("Independent Trustees"). Nevertheless, this Agreement may be terminated by either party hereto, without payment of any penalty, upon ninety
(90) days' prior written notice to the other party at its principal place of business; provided that, in case of termination by the Trust, such action shall be authorized by resolution of a majority of the Independent Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     In WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

     MET INVESTORS SERIES TRUST                  MET INVESTORS ADVISORY LLC
     ON BEHALF OF EACH OF
     ITS PORTFOLIOS

         By: ________________________            By: ________________________
             Elizabeth M. Forget                     Elizabeth M. Forget
             President                               President

                                  AMENDMENT NO. 4

                                    SCHEDULE A
                      MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:


                                                                                         Maximum Annual
Name of Portfolio                                                                    Operating Expense Limit
-----------------                                                                    -----------------------


J.P. Morgan Quality Bond Portfolio                                                            0.70%
Lord Abbett Bond Debenture Portfolio                                                          0.75%
Lord Abbett Mid-Cap Value Portfolio                                                           None
Lord Abbett Growth and Income Portfolio                                                       None
Lord Abbett Growth Opportunities Portfolio                                                    0.90%
Lord Abbett America's Value Portfolio                                                         0.85%
PIMCO Total Return Portfolio                                                                  None
PIMCO Innovation Portfolio                                                                    1.10%
PIMCO Inflation Protected Bond Portfolio                                                      0.65%
Oppenheimer Capital Appreciation Portfolio                                                    0.75%
T. Rowe Price Mid-Cap Growth Portfolio                                                        0.95%
MFS Research International Portfolio                                                          1.10%
Janus Aggressive Growth Portfolio                                                             0.90%
Met/Putnam Research Portfolio                                                                 0.90%
Met/AIM Small Cap Growth Portfolio                                                            1.05%
Met/AIM Mid Cap Equity Portfolio                                                              0.95%
Harris Oakmark International Portfolio                                                        1.20%
Third Avenue Small Cap Value Portfolio                                                        0.95%
Neuberger Berman Real Estate Portfolio                                                        0.90%
Turner Mid-Cap Growth Portfolio                                                               1.00%
Goldman Sachs Mid-Cap Value                                                                   0.95%
MetLife Defensive Strategy Portfolio                                                          0.10%
MetLife Moderate Strategy Portfolio                                                           0.10%
MetLife Balanced Strategy Portfolio                                                           0.10%
MetLife Growth Strategy Portfolio                                                             0.10%
MetLife Aggressive Strategy Portfolio                                                         0.10%
